UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 09/19/2005

OXIS International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-08092

DE	94-1620407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6040 N Cutter Circle Suite 317, Portland, OR 97217

(Address of Principal Executive Offices, Including Zip Code)

503-283-3911

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement

On September 19, 2005, OXIS International, Inc. (“OXIS”) entered into a Stock Purchase Agreement with BioCheck, Inc., a privately held California corporation and certain stockholders of BioCheck pursuant to which OXIS undertakes to purchase up to all of the outstanding shares of common stock of BioCheck for an aggregate purchase price of $6 million in cash. All stockholders of BioCheck who were not present to sign the Stock Purchase Agreement on September 19, 2005, are expected to sign the agreement in the near future. Pursuant to the Stock Purchase Agreement, in an initial closing OXIS will purchase not less than fifty one percent of the outstanding shares of common stock of BioCheck from each of the stockholders of BioCheck on a pro rata basis. This initial closing will occur after certain preconditions are met, including the consummation of a financing transaction by OXIS raising sufficient capital to execute the initial closing.

If OXIS does not purchase all of the outstanding shares of BioCheck in the initial closing, OXIS will use its reasonable best efforts to consummate a follow-on financing transaction to raise additional capital with which to purchase the remaining outstanding shares of BioCheck in one or more additional closings. The purchase price for any BioCheck shares purchased after the initial closing will be increased by an additional 8% per annum from the date of the initial closing through the date of such purchase. If OXIS has not purchased all of the outstanding shares of BioCheck within twelve months of the initial closing, the EBITDA (earnings before interest, taxes, depreciation and amortization expenses), if any, of BioCheck, at that point a majority owned subsidiary of OXIS, will be used to repurchase the remaining outstanding BioCheck shares at one or more additional closings.

On September 21, 2005 OXIS issued a press release, a copy of which is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Stock Purchase Agreement between OXIS International, Inc., BioCheck, Inc., and stockholders of BioCheck, dated September 19, 2005.

99.2	Press Release, dated September 21, 2005 entitled “OXIS International Agrees to Acquire BioCheck, A Leading Manufacturer of Immunoassays.”

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated September 23, 2005

OXIS International, Inc.

By:	/s/ Steven T. Guillen
Steven T. Guillen
President & CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Stock Purchase Agreement between OXIS International, Inc., BioCheck, Inc. and stockholders of BioCheck, dated September 19, 2005

EX 99.2	Press Release, dated September 21, 2005 entitled “OXIS International Agrees to Acquire BioCheck, A Leading Manufacturer of Immunoassays.”